SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 22, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On May 22, 2008, Discovery Laboratories, Inc. (the “Company”) entered into a Committed Equity Financing Facility (the “2008 CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”). The 2008 CEFF is the third CEFF between the Company and Kingsbridge since 2004.

Under the 2008 CEFF, Kingsbridge has committed to finance up to $60 million of capital to support the Company’s business plans and corporate activities. Subject to certain limitations, from time to time, the Company can require Kingsbridge to purchase up to an aggregate of 19,328,000 newly-issued shares of the Company’s Common Stock, par value $.001 per share. The maximum amount the Company may draw down in any single pricing period is the lesser of 3.0% of the Company’s market capitalization immediately prior to the commencement of the pricing period and $10 million. Each pricing period will consist of eight trading days. Unless the Company and Kingsbridge agree otherwise, the 2008 CEFF provides for three trading days between pricing periods.

The shares will be priced on each trading day of each pricing period at a discount to the volume weighted average price (VWAP) on each such trading day, as follows:

VWAP	% of VWAP	(Applicable Discount)
Greater than $7.25 per share	94%	(6)%
Less than or equal to $7.25 but greater than $3.85 per share	92%	(8)%
Less than or equal to $3.85 but greater than or equal to $1.75 per share	90%	(10)%
Less than or equal to $1.75 but greater than or equal to $1.15 per share	88%	(12)%

The minimum purchase price at which Common Stock may be sold in any pricing period, before applying the appropriate discount, is the greater of $1.15 or 90% of the closing price on the trading day immediately preceding the commencement of a pricing period. If on any trading day during the pricing period for a draw down, the VWAP is less than such minimum purchase price before discount, no shares will be issued with respect to that trading day and the total amount that may be drawn down during that pricing period will be reduced for each such trading day by one-eighth of the amount that the Company initially specified.

The maximum number of shares the Company may sell under the Purchase Agreement is 19,328,000 shares of Common Stock, which is less than the maximum number of shares the Company may sell to Kingsbridge without approval of the Company’s stockholders under the applicable listing rules of the Nasdaq Stock Market. This cap on the number of shares issuable under the Purchase Agreement may limit the aggregate proceeds the Company is able to obtain under the 2008 CEFF.

In connection with the 2008 CEFF, the Company issued to Kingsbridge a Warrant (the “Warrant”) to purchase up to 825,000 shares of Common Stock with an exercise price of $2.506 per share. The Warrant is exercisable for a five year period beginning November 22, 2008. The Warrant must be exercised for cash, except in limited circumstances.

The Company is not obligated to utilize any of the $60 million available under the 2008 CEFF and there are no minimum commitment or minimum use penalties. The 2008 CEFF does not contain any operating restrictions or financial covenants affecting the Company or minimum market volume restrictions. The 2008 CEFF does not limit the Company’s ability to offer, sell and/or issue securities of any kind, except that the Company is restricted from issuing “future-priced securities”, which are defined to include securities of any type where the purchase, conversion or exchange price is determined using any floating discount or post-issuance adjustable discount to the market price of the Common Stock. During the term of the 2008 CEFF, Kingsbridge is restricted from entering into or executing any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the SEC) of the Common Stock.

The Committed Equity Financing Facility entered into by the Company and Kingsbridge on April 17, 2006 (the “2006 CEFF”), remains in effect, and provides for the potential issuance of up to approximately 5.2 million shares through April 17, 2009. The Company's ability to require Kingsbridge to purchase Common Stock under the 2006 CEFF is subject to various limitations. Shares sold to Kingsbridge under the 2006 CEFF are subject to a discount ranging from 6 to 10 percent of the VWAP for each of the eight trading days following initiation of a draw down under the 2006 CEFF. If on any trading day during the eight trading day pricing period for a draw down under the 2006 CEFF, the VWAP is less than the greater of (i) $2.00 or (ii) 85 percent of the closing price of the Common Stock for the trading day immediately preceding the beginning of the draw down period, no shares will be issued with respect to that trading day and the total amount of the draw down for that pricing period will be reduced for each such trading day by one-eighth of the draw down amount that the Company initially specified.

In connection with the 2008 CEFF, the Company entered into a Registration Rights Agreement with Kingsbridge, whereby the Company agreed to file a registration statement with the SEC with respect to the resale of the shares issuable pursuant to the Purchase Agreement, the Registration Rights Agreement and underlying the Warrant. Under the Registration Rights Agreement, if the Company suspends or fails to maintain the effectiveness of the registration statement, the Company may become obligated to Kingsbridge and has the right to pay such amounts in Common Stock. The issuance of any such Common Stock will reduce the number of shares of Common Stock issuable under the 2008 CEFF.

The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in connection with obtaining Kingsbridge’s commitment under the 2008 CEFF, and for the issuance of the Warrant in consideration of such commitment.

Copies of the Warrant, the Purchase Agreement and the Registration Rights Agreement are attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of these agreements does not purport to be complete, and is qualified in its entirety by reference to such exhibits. The foregoing documents have been filed in order to provide other investors and the Company’s stockholders with information regarding their terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. Such documents may contain representations and warranties that the Company and Kingsbridge made for the benefit of each other in the context of the applicable terms and conditions and in the context of the specific relationship between such parties. Accordingly, other investors and stockholders should not rely on such representations and warranties. Furthermore, other investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the respective documents. Information concerning the subject matter of such representations and warranties may change after such date, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

On May 26, 2008 the Company issued a press release announcing the entry into the 2008 CEFF. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits:

		4.1	Warrant dated May 22, 2008, by and between Kingsbridge Capital and the Company

		10.1	Common Stock Purchase Agreement, dated as of May 22, 2008, by and between Kingsbridge Capital and the Company

		10.2	Registration Rights Agreement, dated as of May 22, 2008, by and between Kingsbridge Capital and the Company

		99.1	Press Release dated May 26, 2008

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

Date: May 27, 2008